UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2014 (August 25, 2014)

American Realty Capital Hospitality Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-190698	80-0943668
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Barcelo Promissory Notes to Provide Additional Flexibility in connection with the Closing of the Equity Inns Portfolio Acquisition

On August 25, 2014, American Realty Capital Hospitality Operating Partnership, L.P. (the “OP” and together with American Realty Capital Hospitality Trust, Inc., the “Company”) entered into a First Amendment to Promissory Notes (the “Amendment”) with Barcelo Crestline Corporation (“BCC”) to amend certain terms of (a) the $58,074,056.52 promissory note (the “First Note”) and (b) the $5,000,000 promissory note (the “Second Note” and together with the First Note, the “Notes”) each of which were executed by the OP in favor of BCC on March 21, 2014. Pursuant to the Amendment, the OP and BCC agreed to (1) pool the promissory notes into one combined note (the “Note”) with an outstanding principal amount of $63,074,056.52 to be governed by the terms set forth in the First Note; (2) amend the maturity date such that the Note will be due and payable (the “Maturity Date”) within ten business days after the date the Company raises $70.0 million in common equity excluding any common equity raised on or prior to the closing of the acquisition of the portfolio of 126 hotels pursuant to the Real Estate Sale Agreement, dated as of May 23, 2014 (the “Equity Inns Closing”); and (3) change the payment date of the $3,000,000 payment by the OP to BCC originally due on March 21, 2015 and the $500,000 payment by the OP to BCC originally due on March 21, 2016 (collectively, the “Payments”) to the Maturity Date. Prior to the Amendment, the maturity date of the Notes was within ten business days after the date the Company raised $150.0 million in common equity without regard for the timing of the Equity Inns Closing. The Company believes the Amendment will provide it with greater flexibility to complete the Equity Inns Closing.

If the Equity Inns Closing does not occur prior to 11:59 PM EDT on March 31, 2015 the Amendment shall become null and void, the OP and BCC shall become bound by the original terms of the Notes and the payment dates of the Payments will revert back to March 21, 2015 and March 21, 2016, respectively.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms thereof. The Company will file the Amendment with the Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

Date: August 29, 2014	By:	/s/ William M. Kahane
William M. Kahane Chief Executive Officer, President and Director